Exhibit 99.1

Providence Service Corporation Reports Second Quarter 2017 Results

Highlights for the Second Quarter of 2017:

●	Revenue from continuing operations of $408.0 million, a 2.5% increase from second quarter 2016
●	Income from continuing operations, net of tax, of $3.9 million, or $0.19 per diluted common share, includes restructuring and related charges of $1.9 million
●	Adjusted Net Income of $6.1 million; Adjusted EPS of $0.32
●	Segment-level Adjusted EBITDA of $20.6 million

STAMFORD, CT – August 8, 2017 – The Providence Service Corporation (the “Company” or “Providence”) (Nasdaq: PRSC), today reported financial results for the three and six months ended June 30, 2017.

“Our second quarter highlights included solid profitability and strategic progress, particularly within our U.S. healthcare service network platforms, where at LogistiCare we appointed a new CEO, renewed our non-emergency medical transportation contract with New Jersey and continued the successful execution on our value enhancement initiatives,” stated James Lindstrom, Chief Executive Officer. He continued, “While our operating cash flow during the quarter was less than expected related to temporary fluctuations in our working capital balances due to the timing of certain payments, we remain confident in the company’s cash generation profile and our ability to deploy capital to ensure the best possible experience for our clients and generate attractive returns for our shareholders in 2017 and beyond.”

Second Quarter 2017 Results

For the second quarter of 2017, the Company reported revenue from continuing operations of $408.0 million, an increase of 2.5% from $398.1 million in the second quarter of 2016. Excluding the effects of changes in currency exchange rates, revenue from continuing operations increased 3.8%.

Income from continuing operations, net of tax, in the second quarter of 2017 was $3.9 million and $0.19 per diluted common share, compared to $1.6 million and $0.07 per diluted common share, in the second quarter of 2016. Income from continuing operations, net of tax, in the second quarter of 2017 and 2016 includes restructuring and related charges of $1.9 million and $4.2 million, respectively. Adjusted Net Income in the second quarter of 2017 was $6.1 million and $0.32 per diluted common share, compared to $8.4 million and $0.43 per diluted common share, in the second quarter of 2016.

Segment-level Adjusted EBITDA was $20.6 million in the second quarter of 2017, compared to $23.5 million in the second quarter of 2016. Adjusted EBITDA was $14.9 million in the second quarter of 2017, compared to $17.9 million in the second quarter of 2016.

Year to Date 2017 Results

For the first six months of 2017, the Company reported revenue from continuing operations of $807.5 million, an increase of 3.5% from $780.2 million in the comparable period of 2016. Excluding the effects of changes in currency exchange rates, revenue from continuing operations increased 5.1%.

Income from continuing operations, net of tax, in the first half of 2017 was $5.8 million and $0.22 per diluted common share, compared to income of $3.0 million and $0.09 per diluted common share, in the first half of 2016. Income from continuing operations, net of tax, for the first half of 2017 and 2016 includes restructuring and related charges of $4.3 million and $5.6 million, respectively. Adjusted Net Income in the first half of 2017 was $12.7 million and $0.67 per diluted common share, compared to $15.5 million and $0.77 per diluted common share, in the first half of 2016.

Segment-level Adjusted EBITDA was $43.1 million in the first half of 2017, compared to $47.6 million in the comparable period of 2016. Adjusted EBITDA was $30.5 million in the first half of 2017, compared to $34.2 million in the first half of 2016.

Share Repurchases

As of August 8, 2017, the Company has not repurchased any shares under its repurchase program since March 16, 2017. Since beginning to repurchase shares in the fourth quarter of 2015 through March 16, 2017, the Company repurchased 2.8 million shares of common stock, or approximately 17.6% of the Company’s common stock outstanding at the beginning of the fourth quarter of 2015, for $122.3 million, or at an average price of $43.10 per share.

As previously announced, on October 26, 2016, the Providence Board of Directors approved a new share repurchase program under which the Company may purchase up to $100 million of its outstanding common stock during the twelve-month period following the approval date. As of August 8, 2017, $69.6 million of additional share repurchase capacity existed under this program.

Segment Results

For analysis purposes, the Company provides revenue, expenses, operating income (loss), income (loss) from continuing operations, net of taxes, and Adjusted EBITDA on a segment basis. Segment results include revenue and expenses incurred by each segment, as well as an allocation of direct expenses incurred by Corporate on behalf of the segment. No direct expenses were incurred by Corporate on behalf of the Matrix Investment segment. Indirect expenses, including unallocated corporate functions and expenses, such as executive, accounting, audit, process improvement, finance, human resources, information technology and legal, as well as the results of our captive insurance company and elimination entries recorded in consolidation, are reflected in Corporate and Other.

NET Services

NET Services revenue was $338.8 million for the second quarter of 2017, an increase of 9.7% from $308.9 million in the second quarter of 2016. Operating income was $16.0 million, or 4.7% of revenue, in the second quarter of 2017, compared to $17.8 million, or 5.7% of revenue, in the second quarter of 2016. Included in NET Services operating income in the second quarters of 2017 and 2016 was $1.4 million and $0.6 million, respectively, of restructuring and related charges. NET Services Adjusted EBITDA was $20.7 million, or 6.1% of revenue, in the second quarter of 2017, compared to $21.2 million, or 6.9% of revenue, in the second quarter of 2016.

NET Services revenue was $662.8 million for the first half of 2017, an increase of 10.5% from $599.9 million for the first half of 2016. Operating income was $27.8 million, or 4.2% of revenue, in the first half of 2017, compared to $36.1 million, or 6.0% of revenue, in the comparable period of 2016. Included in NET Services operating income in the first half of 2017 and 2016 was $2.7 million and $0.6 million, respectively, of restructuring and related charges. NET Services Adjusted EBITDA was $36.9 million, or 5.6% of revenue, in the first half of 2017, compared to $42.4 million, or 7.1% of revenue, in the comparable period of 2016.

The year-over-year increase in NET Services revenue in the second quarter of 2017 was primarily due to rate adjustments related to recent increased utilization under a significant contract, a net favorable impact of membership and rate changes in certain other contracts, and new managed care organization contracts in California, Florida and New York. Adjusted EBITDA as a percentage of revenue declined as result of the previously announced termination of a contract with the state of New York, increased utilization across multiple contracts, and on-going start-up costs in California and Florida. The overall decline in Adjusted EBITDA as a percentage of revenue was partially offset by the success of NET Services’ numerous operational activities, or Value Enhancement initiatives, which drove a reduction in payroll and certain transportation costs as a percentage of revenue. Separately, NET Services was recently notified by the state of New Jersey that it intends to renew its contract with LogistiCare for a 5-year period commencing September 1, 2017 as noted in the Company’s Form 8-K filed on July 20, 2017.

WD Services

WD Services revenue was $69.2 million for the second quarter of 2017, a decrease of 22.5% from $89.3 million in the second quarter of 2016. Excluding the effects of changes in currency exchange rates, revenue declined 16.7% in the second quarter of 2017 versus the second quarter of 2016. Operating loss was $4.1 million in the second quarter of 2017, compared to an operating loss of $5.2 million in the second quarter of 2016. Included within WD Services operating loss in the second quarters of 2017 and 2016 were restructuring and related costs of $0.5 million and $3.7 million, respectively. WD Services Adjusted EBITDA was negative $0.1 million, or 0.2% of revenue, in the second quarter of 2017 compared to positive $2.3 million, or 2.6% of revenue, in the second quarter of 2016.

WD Services revenue was $144.6 million for the first half of 2017, a decrease of 19.8% from $180.3 million in the first half of 2016. Excluding the effects of changes in currency exchange rates, revenue declined 12.9% in the first half of 2017 versus the first half of 2016. Operating loss was $1.9 million in the first half of 2017, compared to an operating loss of $7.3 million in the comparable period of 2016. Included within WD Services operating loss in the first half of 2017 and 2016 were restructuring and related costs of $1.5 million and $5.1 million, respectively. WD Services Adjusted EBITDA was $6.1 million, or 4.2% of revenue, in the first half of 2017 compared to $5.2 million, or 2.9% of revenue, in the comparable period of 2016.

The year-over-year decrease in WD Services revenue and Adjusted EBITDA in the second quarter of 2017 was primarily due to the anticipated reduction of revenue and profitability of the segment’s primary employability program in the UK as the contract reaches maturity. The revenue decline was partially offset by revenue increases in France, Germany and Saudi Arabia. The decrease in Adjusted EBITDA due to the declining revenue was partially offset by improved profitability of the segment’s offender rehabilitation program in the UK and employability services in France. As the benefits of the segment’s restructuring programs, including the Ingeus Futures initiative, in the UK take effect, we anticipate profitability and margins will improve through the remainder of the year.

Corporate and Other

Corporate and Other incurred a $5.8 million operating loss in both the second quarter of 2017 and the second quarter of 2016. Corporate and Other Adjusted EBITDA was negative $5.6 million in the second quarter of 2017 compared to negative $5.7 million in the second quarter of 2016.

Corporate and Other incurred a $13.0 million operating loss in the first half of 2017, compared to a $13.8 million operating loss in the first half of 2016. Corporate and Other Adjusted EBITDA was negative $12.6 million in the first half of 2017 compared to negative $13.4 million in the comparable period of 2016.

The year-over-year changes in corporate costs in the second quarter of 2017 were primarily due to a $1.4 million increase in cash settled stock-based compensation expense as a result of the increase in the Company’s stock price during the second quarter of 2017 as compared to a decline in the Company’s stock price during the second quarter of 2016 as well as a $1.1 million increase in legal and consulting costs. This increase was largely offset by a reduction in insurance loss reserves in the second quarter of 2017 due to favorable claims history of our Captive reinsurance programs. Included within Corporate and Other Adjusted EBITDA for the second quarter of 2017 and the second quarter of 2016 is $1.0 million and $0.8 million, respectively, of expense related to a share-based long-term incentive plan, under which no shares will be awarded unless the Company’s 90-day volume weighted average share price as of December 31, 2017, exceeds $56.79.

Equity Investments

Matrix Investment

As previously reported, on October 19, 2016, Frazier Healthcare Partners subscribed for a 53.2% equity interest in Matrix Medical Network (“Matrix” and the “Matrix Transaction”). For all periods prior to the Matrix Transaction, Matrix’s results are reported in Discontinued Operations under the HA Services segment. For all periods, subsequent to the Matrix Transaction, Providence’s retained 46.8% equity interest is accounted for as an equity method investment within the Matrix Investment segment within continuing operations.

For the three and six months ended June 30, 2017, Providence recorded a gain in equity earnings of $1.1 million and $0.4 million, respectively, related to its Matrix Investment.

As Providence’s interest in Matrix is accounted for as an equity method investment, the following numbers are not included within the Company’s consolidated results of operations. For the second quarter of 2017, Matrix’s revenue was $60.9 million, an increase of 16.4% from $52.3 million in the second quarter of 2016. Matrix’s operating income was $5.9 million, or 9.8% of revenue, for the second quarter of 2017, compared to $6.7 million, or 12.8% of revenue, for the second quarter of 2016. Included within Matrix’s operating income in the second quarter of 2017 was $0.5 million of transaction bonuses paid to the Matrix management team and $0.7 million of management fees paid to Matrix shareholders. Matrix’s Adjusted EBITDA was $15.3 million, or 25.2% of revenue, for the second quarter of 2017, compared to $14.6 million, or 28.0% of revenue, in the second quarter of 2016.

For the first half of 2017, Matrix’s revenue was $116.7 million, an increase of 13.5% from $102.9 million in the first half of 2016. Matrix’s operating income was $7.0 million, or 6.0% of revenue, for the first half of 2017, compared to $11.0 million, or 10.7% of revenue, for the comparable period of 2016. Included within Matrix’s operating income in the first half of 2017 was $2.7 million of transaction bonuses paid to the Matrix management team, $1.2 million of management fees paid to Matrix’s shareholders and $0.9 million of other transaction related expenses. Matrix’s Adjusted EBITDA was $27.9 million, or 23.9% of revenue, for the first half of 2017, compared to $26.8 million, or 26.0% of revenue, in the first half of 2016.

The quarter-over-quarter increase in Matrix’s revenue was the result of increased volumes. Adjusted EBITDA as a percentage of revenue declined as a result of decreased pricing partially offset by continued productivity improvements.

As of June 30, 2017, Matrix had cash of $15.3 million and $195.5 million of term loan debt outstanding under its credit facility.

Mission Providence

For the second quarter of 2017, Providence recorded a gain in equity earnings of $0.4 million related to its Mission Providence equity investment as compared to a loss in equity earnings of $1.5 million in the second quarter of 2016. For the first half of 2017, Providence recorded a loss in equity earnings of $1.0 million related to its Mission Providence equity investment as compared to a loss in equity earnings of $4.2 million in the first half of 2016.

As Providence’s interest in Mission Providence is accounted for as an equity method investment, the following numbers are not included within the Company’s consolidated results of operations. For the second quarter of 2017, Mission Providence’s revenue was $10.5 million, an increase of 8.1% from $9.7 million in the second quarter of 2016. Mission Providence’s operating income was $0.6 million in the second quarter of 2017, compared to a loss of $2.7 million in the second quarter of 2016. Included within Mission Providence’s operating income in the second quarter of 2017 was $0.3 million in restructuring and related charges. Mission Providence’s Adjusted EBITDA was $1.9 million, or 18.4% of revenue, for the second quarter of 2017, compared to negative $1.6 million in the second quarter of 2016. Adjusted EBITDA as a percentage of revenue increased primarily due to productivity improvements.

For the first half of 2017, Mission Providence’s revenue was $19.9 million, an increase of 16.1% from $17.1 million in the first half of 2016. Mission Providence’s operating loss was $1.2 million in the first half of 2017, compared to a loss of $7.8 million in the comparable period of 2016. Included within Mission Providence’s operating income in the first half of 2017 was $1.3 million in restructuring and related charges. Mission Providence’s Adjusted EBITDA was $2.2 million, or 11.0% of revenue, for the first half of 2017, compared to negative $5.6 million in the first half of 2016. Adjusted EBITDA as a percentage of revenue increased primarily due to productivity improvements and lower payroll costs driven by restructuring activities.

Investor Presentation and Conference Call

Providence will hold a conference call to discuss its financial results on Wednesday, August 9, 2017 at 8:00 a.m. ET. An investor presentation has been prepared to accompany the conference call and can be found on the Company’s website (investor.prscholdings.com). To access the call, please dial:

US toll-free: 1 (844) 244 3865

International: 1 (518) 444 0681

Passcode: 62300446

Replay (available until August 23, 2017):

US toll-free: 1 (855) 859 2056

International: 1 (404) 537 3406

Passcode: 62300446

You may also access the conference call via webcast at investor.prscholdings.com, where the call also will be archived.

About Providence

The Providence Service Corporation is a holding company which owns interests in subsidiaries and other companies that are primarily engaged in the provision of healthcare and workforce development services for public and private sector entities seeking to control costs and promote positive outcomes. For more information, please visit prscholdings.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release includes EBITDA, Adjusted EBITDA and Segment-level Adjusted EBITDA for the Company and its operating segments, and Adjusted Net Income and Adjusted EPS for the Company, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including: (1) restructuring and related charges, (2) foreign currency transactions, (3) equity in net earnings or losses of investees, (4) certain litigation related expenses, (5) management fees, and (6) transaction costs. Segment-level Adjusted EBITDA is calculated as Adjusted EBITDA for the company excluding the Adjusted EBITDA associated with corporate and holding company costs reported as our Corporate and Other Segment. Adjusted Net Income is defined as income (loss) from continuing operations, net of tax, before certain items, including (1) restructuring and related charges, (2) foreign currency transactions, (3) equity in net earnings or losses of investees, (4) certain litigation related expenses, (5) intangible amortization expense, (6) the impact of adjustments on non-controlling interests, and (7) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock, (2) accretion of convertible preferred stock discount, and (3) income allocated to participating stockholders, divided by the diluted weighted-average number of common shares outstanding. We utilize these non-GAAP performance measures, which exclude certain expenses and amounts, because we believe the timing of such expenses is unpredictable and not driven by our core operating results, and therefore render comparisons with prior periods as well as with other companies in our industry less meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net earnings in equity investees are excluded from these measures, as we do not have the ability to manage these ventures, allocate resources within the ventures, or directly control their operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation from or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, our continuing relationship with government entities and our ability to procure business from them, our ability to manage growing and changing operations, the implementation of healthcare reform law, government budget changes and legislation related to the services that we provide, our ability to renew or replace existing contracts that have expired or are scheduled to expire with significant clients, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact

David Shackelton – Chief Financial Officer

(203) 307-2800

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Providence Service Corporation

The Providence Service Corporation

Unaudited Condensed Consolidated Statements of Income

(in thousands except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Service revenue, net	$407,983	$398,119	$807,477	$780,154

Operating expenses:
Service expense	377,036	367,846	746,446	716,521
General and administrative expense	18,048	16,711	35,076	35,228
Depreciation and amortization	6,900	6,849	13,169	13,388
Total operating expenses	401,984	391,406	794,691	765,137
Operating income	5,999	6,713	12,786	15,017

Other expenses:
Interest expense, net	329	407	681	902
Equity in net (gain) loss of investees	(1,530)	1,459	530	4,176
Loss (gain) on foreign currency transactions	463	(775)	400	(850)
Income from continuing operations before income taxes	6,737	5,622	11,175	10,789
Provision for income taxes	2,879	3,997	5,402	7,789
Income from continuing operations, net of tax	3,858	1,625	5,773	3,000
Discontinued operations, net of tax	(117)	2,370	(5,984)	3,123
Net income (loss)	3,741	3,995	(211)	6,123
Net loss (income) attributable to noncontrolling interests	174	628	(200)	735
Net income (loss) attributable to Providence	$3,915	$4,623	$(411)	$6,858

Net income (loss) available to common stockholders	$2,434	$3,104	$(3,037)	$4,108

Basic earnings (loss) per common share:
Continuing operations	$0.19	$0.07	$0.22	$0.09
Discontinued operations	(0.01)	0.14	(0.44)	0.18
Basic earnings (loss) per common share	$0.18	$0.21	$(0.22)	$0.27

Diluted earnings (loss) per common share:
Continuing operations	$0.19	$0.07	$0.22	$0.09
Discontinued operations	(0.01)	0.14	(0.44)	0.18
Diluted earnings (loss) per common share	$0.18	$0.21	$(0.22)	$0.27

Weighted-average number of common shares outstanding:
Basic	13,553,704	14,893,595	13,628,572	14,975,582
Diluted	13,607,576	15,019,312	13,687,183	15,098,945

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Providence Service Corporation

The Providence Service Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$56,583	$72,262
Accounts receivable, net of allowance	172,189	162,115
Other current assets (1)	57,451	53,726
Total current assets	286,223	288,103
Property and equipment, net	47,761	46,220
Goodwill and intangible assets, net	167,617	168,748
Equity investments	160,601	161,363
Other long-term assets (2)	20,674	20,845
Total assets	$682,876	$685,279

Liabilities, redeemable convertible preferred stock and stockholders' equity
Current liabilities:
Current portion of long-term obligations	$1,918	$1,721
Other current liabilities (3)	236,703	226,075
Total current liabilities	238,621	227,796
Long-term obligations, less current portion	1,131	1,890
Other long-term liabilities (4)	79,891	80,353
Total liabilities	319,643	310,039

Mezzanine and stockholder's equity
Convertible preferred stock, net	77,565	77,565
Stockholders' equity	285,668	297,675
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$682,876	$685,279

(1) Comprised of other receivables, restricted cash and prepaid expenses and other.
(2) Comprised of restricted cash, less current portion, deferred tax assets and other assets.
(3) Comprised of accounts payable, accrued expenses, accrued transportation costs, deferred revenue and reinsurance and related liability reserves.
(4) Includes deferred tax liabilities and other long-term liabilities.

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Providence Service Corporation

The Providence Service Corporation

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Six months ended June 30,
	2017 (1)	2016 (1)
Operating activities
Net (loss) income	$(211)	$6,123
Depreciation and amortization	13,169	29,150
Stock-based compensation	3,021	1,947
Equity in net (gain) loss of investees	530	4,176
Other non-cash charges	(4,901)	(7,909)
Changes in working capital (2)	(2,347)	4,268
Net cash provided by operating activities	9,261	37,755
Investing activities
Purchase of property and equipment	(10,745)	(23,636)
Equity investments/loan to joint venture	(566)	(6,381)
Other investing activities	6,516	3,840
Net cash used in investing activities	(4,795)	(26,177)
Financing activities
Preferred stock dividends	(2,191)	(2,197)
Repurchase of common stock, for treasury	(18,754)	(32,534)
Net proceeds of long-term debt	-	7,000
Other financing activities	194	740
Net cash used in financing activities	(20,751)	(26,991)
Effect of exchange rate changes on cash	606	(533)
Net change in cash and cash equivalents	(15,679)	(15,946)
Cash and cash equivalents at beginning of period	72,262	84,770
Cash and cash equivalents at end of period	$56,583	$68,824

(1) Includes both continuing and discontinued operations.

(2) Comprised of changes in operating assets and liabilities, net of effects of acquistions

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Segment Information and Adjusted EBITDA

(in thousands)

(Unaudited)

	Three months ended June 30, 2017
	NET Services	WD Services	Total Segment- Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$338,805	$69,178	$407,983	$-	$-	$407,983

Operating expenses:
Service expense	316,435	62,882	379,317	-	(2,281)	377,036
General and administrative expense	3,089	6,919	10,008	-	8,040	18,048
Depreciation and amortization	3,326	3,489	6,815	-	85	6,900
Total operating expenses	322,850	73,290	396,140	-	5,844	401,984

Operating income (loss)	15,955	(4,112)	11,843	-	(5,844)	5,999

Other expenses:
Interest expense, net	20	336	356	-	(27)	329
Equity in net (gain) loss of investees	-	(440)	(440)	(1,090)	-	(1,530)
Loss (gain) on foreign currency transactions	-	463	463	-	-	463
Income (loss) from continuing operations, before income tax	15,935	(4,471)	11,464	1,090	(5,817)	6,737
Provision (benefit) for income taxes	6,095	(1,238)	4,857	410	(2,388)	2,879
Income (loss) from continuing operations, net of taxes	9,840	(3,233)	6,607	680	(3,429)	3,858

Interest expense, net	20	336	356	-	(27)	329
Provision (benefit) for income taxes	6,095	(1,238)	4,857	410	(2,388)	2,879
Depreciation and amortization	3,326	3,489	6,815	-	85	6,900
EBITDA	19,281	(646)	18,635	1,090	(5,759)	13,966

Restructuring and related charges (1)	1,410	490	1,900	-	-	1,900
Equity in net (gain) loss of investees	-	(440)	(440)	(1,090)	-	(1,530)
Foreign currency transactions	-	463	463	-	-	463
Litigation expense (2)	-	-	-	-	143	143
Adjusted EBITDA	$20,691	$(133)	$20,558	$-	$(5,616)	$14,942

(1) Restructuring and related charges are comprised of employee separation costs, which include redundancy program costs of $306 within WD Services, as well as third-party consulting and implementation costs related to WD Services' Ingeus Futures initiative of $184 and NET Services' LogistiCare Member Experience initiative.

(2) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-Q.

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Providence Service Corporation

 The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Segment Information and Adjusted EBITDA

 (in thousands)

(Unaudited)

	Three months ended June 30, 2016
	NET Services (1)	WD Services	Total Segment- Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$308,915	$89,289	$398,204	$-	$(85)	$398,119

Operating expenses:
Service expense	285,446	82,073	367,519	-	327	367,846
General and administrative expense	2,785	8,585	11,370	-	5,341	16,711
Depreciation and amortization	2,931	3,836	6,767	-	82	6,849
Total operating expenses	291,162	94,494	385,656	-	5,750	391,406

Operating income (loss)	17,753	(5,205)	12,548	-	(5,835)	6,713

Other expenses:
Interest expense, net	(1)	56	55	-	352	407
Equity in net (gain) loss of investees	-	1,459	1,459	-	-	1,459
Loss (gain) on foreign currency transactions	-	(773)	(773)	-	(2)	(775)
Income (loss) from continuing operations, before income tax	17,754	(5,947)	11,807	-	(6,185)	5,622
Provision (benefit) for income taxes	6,044	(797)	5,247	-	(1,250)	3,997
Income (loss) from continuing operations, net of taxes	11,710	(5,150)	6,560	-	(4,935)	1,625

Interest expense, net	(1)	56	55	-	352	407
Provision (benefit) for income taxes	6,044	(797)	5,247	-	(1,250)	3,997
Depreciation and amortization	2,931	3,836	6,767	-	82	6,849
EBITDA	20,684	(2,055)	18,629	-	(5,751)	12,878

Restructuring and related charges (2)	565	3,665	4,230	-	-	4,230
Equity in net (gain) loss of investees	-	1,459	1,459	-	-	1,459
Foreign currency transactions	-	(773)	(773)	-	(2)	(775)
Litigation expense (3)	-	-	-	-	78	78
Adjusted EBITDA	$21,249	$2,296	$23,545	$-	$(5,675)	$17,870

(1) We have reclassified certain amounts relating to our prior period results to conform to our current period presentation.

(2) Restructuring and related charges include employee separation costs related to redundancy programs within WD Services of $3,665, as well as third-party consulting and implementation costs related to NET Services' LogistiCare Member Experience initiative of $565.

(3) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-Q.

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Segment Information and Adjusted EBITDA

(in thousands)

(Unaudited)

	Six months ended June 30, 2017
	NET Services	WD Services	Total Segment- Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$662,839	$144,638	$807,477	$-	$-	$807,477

Operating expenses:
Service expense	622,627	126,084	748,711	-	(2,265)	746,446
General and administrative expense	5,980	13,964	19,944	-	15,132	35,076
Depreciation and amortization	6,477	6,529	13,006	-	163	13,169
Total operating expenses	635,084	146,577	781,661	-	13,030	794,691

Operating income (loss)	27,755	(1,939)	25,816	-	(13,030)	12,786

Other expenses:
Interest expense, net	31	603	634	-	47	681
Equity in net (gain) loss of investees	-	960	960	(430)	-	530
Loss (gain) on foreign currency transactions	-	400	400	-	-	400
Income (loss) from continuing operations, before income tax	27,724	(3,902)	23,822	430	(13,077)	11,175
Provision (benefit) for income taxes	10,715	(433)	10,282	162	(5,042)	5,402
Income (loss) from continuing operations, net of taxes	17,009	(3,469)	13,540	268	(8,035)	5,773

Interest expense, net	31	603	634	-	47	681
Provision (benefit) for income taxes	10,715	(433)	10,282	162	(5,042)	5,402
Depreciation and amortization	6,477	6,529	13,006	-	163	13,169
EBITDA	34,232	3,230	37,462	430	(12,867)	25,025

Restructuring and related charges (1)	2,709	1,546	4,255	-	-	4,255
Equity in net (gain) loss of investees	-	960	960	(430)	-	530
Foreign currency transactions	-	400	400	-	-	400
Litigation expense (2)	-	-	-	-	286	286
Adjusted EBITDA	$36,941	$6,136	$43,077	$-	$(12,581)	$30,496

(1) Restructuring and related charges are comprised of employee separation costs, which include redundancy program costs of $859 and other severance costs of $182 within WD Services and NET Services chief executive officer search fees of $211, as well as third-party consulting and implementation costs related to WD Services' Ingeus Futures initiative of $505 and NET Services' LogistiCare Member Experience initiative of $2,498.

(2) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-Q.

--more--

Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Segment Information and Adjusted EBITDA

 (in thousands)

(Unaudited)

	Six months ended June 30, 2016
	NET Services (1)	WD Services	Total Segment- Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$599,876	$180,332	$780,208	$-	$(54)	$780,154

Operating expenses:
Service expense	552,392	163,745	716,137	-	384	716,521
General and administrative expense	5,622	16,456	22,078	-	13,150	35,228
Depreciation and amortization	5,807	7,415	13,222	-	166	13,388
Total operating expenses	563,821	187,616	751,437	-	13,700	765,137

Operating income (loss)	36,055	(7,284)	28,771	-	(13,754)	15,017

Other expenses:
Interest expense, net	(2)	89	87	-	815	902
Equity in net (gain) loss of investees	-	4,176	4,176	-	-	4,176
Loss (gain) on foreign currency transactions	-	(848)	(848)	-	(2)	(850)
Income (loss) from continuing operations, before income tax	36,057	(10,701)	25,356	-	(14,567)	10,789
Provision (benefit) for income taxes	13,193	(979)	12,214	-	(4,425)	7,789
Income (loss) from continuing operations, net of taxes	22,864	(9,722)	13,142	-	(10,142)	3,000

Interest expense, net	(2)	89	87	-	815	902
Provision (benefit) for income taxes	13,193	(979)	12,214	-	(4,425)	7,789
Depreciation and amortization	5,807	7,415	13,222	-	166	13,388
EBITDA	41,862	(3,197)	38,665	-	(13,586)	25,079

Restructuring and related charges (2)	565	5,056	5,621	-	-	5,621
Equity in net (gain) loss of investees	-	4,176	4,176	-	-	4,176
Foreign currency transactions	-	(848)	(848)	-	(2)	(850)
Litigation expense (3)	-	-	-	-	184	184
Adjusted EBITDA	$42,427	$5,187	$47,614	$-	$(13,404)	$34,210

(1) We have reclassified certain amounts relating to our prior period results to conform to our current period presentation.

(2) Restructuring and related charges include employee separation costs related to redundancy programs within WD Services of $5,056, as well as third-party consulting and implementation costs related to NET Services' LogistiCare Member Experience initiative of $565.

(3) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-Q.

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Providence Service Corporation

The Providence Service Corporation

Summary Financial Information of Equity Investments (1)

(in thousands)

(Unaudited)

	Three months ended June 30, 2017
	Matrix Investment	Mission Providence	Other	Total
Revenue	$60,852	$10,493	$503	$71,848
Operating expense (2)	46,783	8,809	489	56,081
Depreciation and amortization	8,127	1,045	7	9,179
Operating income	5,942	639	7	6,588

Other Expense (Income)	-	6	(11)	(5)
Interest Expense	3,658	56	-	3,714
Taxes	665	-	4	669
Net Income	1,619	577	14	2,210
				-
Interest	46.8%	75.0%	50.0%	N/A
Net Income - Equity Investment	758	433	7	1,198
Management fee and other (3)	332	-	-	332
Equity in net gain of investee	1,090	433	7	1,530

Net Debt (4)	180,183

	Three months ended June 30, 2016
	Matrix Investment	Mission Providence	Other	Total
Revenue	$-	$9,708	$-	$9,708
Operating expense (2)	-	11,511	-	11,511
Depreciation and amortization	-	906	-	906
Operating loss	-	(2,709)	-	(2,709)

Other Income	-	(215)	-	(215)
Interest Expense	-	6	-	6
Taxes	-	(555)	-	(555)
Net Loss	-	(1,945)	-	(1,945)
				-
Interest	N/A	75.0%	N/A	N/A
Net Loss - Equity Investment	-	(1,459)	-	(1,459)
Management fee and other	-	-	-	-
Equity in net loss of investee	-	(1,459)	-	(1,459)

(1) The results of equity method investments are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.

(2) Excludes depreciation and amortization.

(3) Includes amounts relating to management fees due from Matrix to Providence of $345 and Providence share-based compensation expense of $13.

(4) Represents cash of $15,342 and debt of $195,525 on Matrix's standalone balance sheet as of June 30, 2017.

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Providence Service Corporation

The Providence Service Corporation

Summary Financial Information of Equity Investments (1)

(in thousands)

(Unaudited)

	Six months ended June 30, 2017
	Matrix Investment	Mission Providence	Other	Total
Revenue	$116,707	$19,880	$928	$137,515
Operating expense (2)	93,597	18,998	934	113,529
Depreciation and amortization	16,160	2,048	9	18,217
Operating income	6,950	(1,166)	(15)	5,769

Other Expense (Income)	-	8	(22)	(14)
Interest Expense	7,264	108	-	7,372
Taxes	(76)	1	1	(74)
Net Income	(238)	(1,283)	6	(1,515)
				-
Interest	46.8%	75.0%	50.0%	N/A
Net Income - Equity Investment	(111)	(963)	3	(1,071)
Management fee and other (3)	541	-	-	541
Equity in net gain (loss) of investee	430	(963)	3	(530)

	Six months ended June 30, 2016
	Matrix Investment	Mission Providence	Other	Total
Revenue	$-	$17,126	$-	$17,126
Operating expense (2)	-	23,174	-	23,174
Depreciation and amortization	-	1,746	-	1,746
Operating loss	-	(7,794)	-	(7,794)

Other Income	-	(401)	-	(401)
Interest Expense	-	12	-	12
Taxes	-	(1,837)	-	(1,837)
Net Loss	-	(5,568)	-	(5,568)
				-
Interest	N/A	75.0%	N/A	N/A
Net Loss - Equity Investment	-	(4,176)	-	(4,176)
Management fee and other	-	-	-	-
Equity in net loss of investee	-	(4,176)	-	(4,176)

(1) The results of equity method investments are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.

(2) Excludes depreciation and amortization.

(3) Includes amounts relating to management fees due from Matrix to Providence of $580 and Providence share-based compensation expense of $39.

--more--

Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA: Matrix Medical Network (1)

(in thousands)

(Unaudited)

	Three months ended June 30, 2017
	HA Services Segment	Matrix Investment (2)	Total Matrix

Revenue	$-	$60,852	$60,852
Operating expense (3)	-	46,783	46,783
Depreciation and amortization	-	8,127	8,127
Operating income	-	5,942	5,942
Other expense	-	-	-
Interest expense	-	3,658	3,658
Taxes	-	665	665
Net income	-	1,619	1,619
Depreciation and amortization	-	8,127	8,127
Interest expense	-	3,658	3,658
Taxes	-	665	665
EBITDA	-	14,069	14,069
Matrix management transaction bonuses	-	503	503
Management fees	-	738	738
Transaction costs	-	20	20
Adjusted EBITDA	$-	$15,330	$15,330

	Three months ended June 30, 2016
	HA Services Segment (4)	Matrix Investment	Total Matrix

Revenue	$52,272	$-	$52,272
Operating expense (3)	37,625	-	37,625
Depreciation and amortization	7,965	-	7,965
Operating income	6,682	-	6,682
Interest expense	3,029	-	3,029
Taxes	1,283	-	1,283
Net income	2,370	-	2,370
Depreciation and amortization	7,965	-	7,965
Interest expense	3,029	-	3,029
Taxes	1,283	-	1,283
EBITDA	14,647	-	14,647
Adjusted EBITDA	$14,647	$-	$14,647

(1) Matrix's Adjusted EBITDA is not included within Providence's Adjusted EBITDA in any period presented.

(2) Represents Matrix's results of operation from April 1, 2017 to June 30, 2017. Providence accounts for its proportionate share of Matrix's results during this time period using the equity method.

(3) Excludes depreciation and amortization.

(4) Represents Matrix's results of operations from April 1, 2016 to June 30, 2016. These results are included within Discontinued Operations on the Company's consolidated financial statements.

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA: Matrix Medical Network (1)

(in thousands)

(Unaudited)

	Six months ended June 30, 2017
	HA Services Segment	Matrix Investment (2)	Total Matrix

Revenue	$-	$116,707	$116,707
Operating expense (3)	-	93,597	93,597
Depreciation and amortization	-	16,160	16,160
Operating income	-	6,950	6,950
Other expense	-	-	-
Interest expense	-	7,264	7,264
Taxes	-	(76)	(76)
Net loss	-	(238)	(238)
Depreciation and amortization	-	16,160	16,160
Interest expense	-	7,264	7,264
Taxes	-	(76)	(76)
EBITDA	-	23,110	23,110
Matrix management transaction bonuses	-	2,667	2,667
Management fees	-	1,241	1,241
Transaction costs	-	851	851
Adjusted EBITDA	$-	$27,869	$27,869

	Six months ended June 30, 2016
	HA Services Segment (4)	Matrix Investment	Total Matrix

Revenue	$102,864	$-	$102,864
Operating expense (3)	76,071	-	76,071
Depreciation and amortization	15,762	-	15,762
Operating income	11,031	-	11,031
Interest expense	6,170	-	6,170
Taxes	1,738	-	1,738
Net income	3,123	-	3,123
Depreciation and amortization	15,762	-	15,762
Interest expense	6,170	-	6,170
Taxes	1,738	-	1,738
EBITDA	26,793	-	26,793
Adjusted EBITDA	$26,793	$-	$26,793

(1) Matrix's Adjusted EBITDA is not included within Providence's Adjusted EBITDA in any period presented.
(2) Represents Matrix's results of operation from January 1, 2017 to June 30, 2017. Providence accounts for its proportionate share of Matrix's results during this time period using the equity method.
(3) Excludes depreciation and amortization.
(4) Represents Matrix's results of operations from January 1, 2016 to June 30, 2016. These results are included within Discontinued Operations on the Company's consolidated financial statements.

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Providence Service Corporation

The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA: Mission Providence (1)

(in thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Revenue	$10,493	$9,708	$19,880	$17,126
Operating expense	8,809	11,511	18,998	23,174
Depreciation and amortization	1,045	906	2,048	1,746
Operating loss	639	(2,709)	(1,166)	(7,794)
Other expense (income)	6	(215)	8	(401)
Interest expense	56	6	108	12
Taxes	-	(555)	1	(1,837)
Net loss	577	(1,945)	(1,283)	(5,568)
Depreciation and amortization	1,045	906	2,048	1,746
Interest expense	56	6	108	12
Taxes	-	(555)	1	(1,837)
EBITDA	1,678	(1,588)	874	(5,647)
Restructuring and related charges (2)	251	-	1,314	-
Adjusted EBITDA	$1,929	$(1,588)	$2,188	$(5,647)

(1) Mission Providence's Adjusted EBITDA is not included within Providence's Adjusted EBITDA in any period presented.

(2) Restructuring and related charges include employee separation costs related to redundancy programs of $41 and $772 as well as third-party consulting and implementation costs of $210 and $542 for the three and six months ended June 30, 2017, respectively.

--more--

Providence Service Corporation

 The Providence Service Corporation

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Net Income per Common Share:

(in thousands, except share and per share data)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016

Income from continuing operations, net of tax	$3,858	$1,625	$5,773	$3,000
Net loss (income) attributable to noncontrolling interests	174	628	(200)	735

Restructuring and related charges (1)	1,900	4,230	4,255	5,621
Equity in net (gain) loss of investees	(1,530)	1,459	530	4,176
Foreign currency transactions	463	(775)	400	(850)
Intangible amortization expense	1,960	2,270	3,924	4,537
Litigation expense (2)	143	78	286	184
Impact of adjustments on noncontrolling interests	(5)	(316)	(23)	(423)
Tax effected impact of adjustments	(868)	(815)	(2,237)	(1,528)
Adjusted Net Income	6,095	8,384	12,708	15,452

Dividends on convertible preferred stock	(1,102)	(1,099)	(2,191)	(2,198)
Income allocated to participating securities	(646)	(868)	(1,354)	(1,572)
Adjusted Net Income available to common stockholders	$4,347	$6,417	$9,163	$11,682
Adjusted EPS	$0.32	$0.43	$0.67	$0.77

Diluted weighted-average number of common shares outstanding	13,607,576	15,019,312	13,687,183	15,098,945

(1) Restructuring and related charges are comprised of employee separation costs, NET Services chief executive officer search fees, as well as third-party consulting and implementation costs related to WD Services' Ingeus Futures initiative and NET Services' LogistiCare Member Experience initiative. See the above Segment Information and Adjusted EBITDA tables for a detailed breakdown of the restructuring and related charges for each time period presented.

(2) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-Q.

###